                                                                   EXHIBIT 10.28

                           SECOND AMENDMENT TO LEASE



     THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made effective as of _____________________, 1999 (the "Effective Date"), by and between DENVER HINES DEVELOPMENT, LLC, a Delaware limited liability company ("Landlord"), and TANNING TECHNOLOGY CORPORATION, a Delaware corporation ("Tenant").


                              W I T N E S S E T H:


     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 3, 1998, as amended by a First Amendment to Lease dated March 11, 1999 (as amended to date, the "Lease"); and

     WHEREAS, the parties hereto now desire to amend the Lease, as set forth herein but not otherwise.

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


     1. Defined Terms. For purposes of this Second Amendment, capitalized terms and other defined items used herein but not defined herein shall have the meanings ascribed to them in the Lease. In the event any of the terms of the Lease conflict with the terms of this Second Amendment, the terms of this Second Amendment shall control.

     2. Rent Abatement. The last sentence of Section 3.A of the Lease is amended to read in its entirety as follows: "Notwithstanding any provision contained elsewhere in this Lease to the contrary, provided that Tenant is not otherwise in default under the terms and provisions of this Lease, Annual Rent shall be abated during the first six and one-third (6 1/3) months of the Term, and Tenant shall commence Annual Rent payments on the date which is six (6) months and ten (10) days from the Commencement Date."

     3. Brokerage Commissions. Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this Second Amendment as a result of its own dealings with such broker or leasing agent. Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost, and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

     4. Full Force and Effect. Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect throughout the duration of the Term. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease, as amended herein, shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.



TENANT:                                       LANDLORD:
TANNING TECHNOLOGY
CORPORATION, a Delaware corporation           DENVER HINES DEVELOPMENT, LLC, a
                                              Delaware limited liability company


By:  /s/ Mark Tanning                          By: /s/ Tom Owens
     ---------------------------                 ---------------------------
Print Name: Mark Tanning                         Tom Owens
     ---------------------------                 ---------------------------
Its: VP of HR & Admin
     ---------------------------                 ---------------------------
                                                  Manager



ATTEST: /s/ Mark Reinhardt
     ---------------------------

            [ S E A L ]

                                       2